                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                Current Report


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 9, 1997



                       Armstrong World Industries, Inc.
            (Exact name of registrant as specified in its charter)


        Pennsylvania                1-2116                    23-0366390
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)           dentification Number)


313 West Liberty Street, P.O. Box 3001, Lancaster, Pennsylvania       17604
            (Address of principal executive offices)                (ZIP Code)


      Registrant's telephone number, including area code:  (717) 397-0611

Item 5.  Other Events.
         ------------

          (a) The registrant announced its intention to commence an all cash offer to purchase all of the outstanding shares of Domco Inc., a Canadian corporation ("Domco"), at CDN$23.00 per share, equivalent to US$16.67, for a total purchase price of CDN$488, equivalent to US$354 million (the "Offer"). The Offer is conditioned upon two-thirds of Domco's outstanding shares on a fully-diluted basis being validly tendered in the offer and not withdrawn, approval of the appropriate regulatory authorities and other customary conditions. The press release attached hereto as Exhibit 99.01 more fully describes the terms of the Offer and related matters.

          (b) In a related matter, the registrant also announced that it had filed a ten count complaint in the United Stated District Court for the Eastern District of Pennsylvania against Sommer Allibert, S.A. ("Sommer Allibert"), a corporation organized under the laws of France which is the controlling shareholder of Domco. In its complaint, the registrant seeks a preliminary and permanent injunction to enjoin Sommer Allibert from merging its floor covering business, including Domco, with Tarkett A.G., a corporation organized under the laws of Germany ("Tarkett"). The registrant alleges in its complaint that Sommer Allibert fraudulently induced the registrant to provide confidential information to Sommer Allibert during the course of negotiations concerning a proposed acquisition of Sommer Allibert's world-wide floor covering business for US$775 million (FF4.5 billion). The registrant's complaint alleges that Sommer Allibert then used the registrant's confidential information, including information concerning the registrant's proposed cash acquisition of Sommer Allibert's floor covering business, to fashion a combination with Tarkett. The registrant has also alleged that the misappropriation of its confidential information was in breach of a confidentiality agreement entered into between it and Sommer Allibert. In the complaint, the registrant seeks a court order enjoining Sommer Allibert from consummating the proposed combination with Tarkett, a court order enjoining Sommer Allibert from continuing to misappropriate the registrant's confidential information, and unspecified compensatory, exemplary and punitive damages. The press release attached hereto as Exhibit 99.02 more fully describes the complaint and the relief sought by the registrant.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------
         (c)   Exhibits.

Exhibit No.    Description                    Reference
-------------  ----------------------------   --------------
99.01          Press Release (June 9, 1997)   Filed herewith
99.02          Press Release (June 9, 1997)   Filed herewith

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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ARMSTRONG WORLD INDUSTRIES, INC.


Dated: June 9, 1997           By:       /s/ L. A. Pulkrabek
                                  ---------------------------------
                                          L. A. Pulkrabek
                                  Senior Vice President, Secretary
                                        and General Counsel

                                 Exhibit Index
                                 -------------

                                               Sequential Page No. or
Exhibit No.            Description                   Reference
-------------  ----------------------------   ------------------------

    99.01      Press Release (June 9, 1997)  Filed herewith at page 5
    99.02      Press Release (June 9, 1997)  Filed herewith at page 12

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